Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

FIRSTSUN CAPITAL BANCORP

Article I
NAME

The name of the corporation is FirstSun Capital Bancorp (the “Corporation”).

Article II
REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office and the name and address of the registered agent for service of process required by the Delaware General Corporation Law (the “DGCL”) to be maintained are as follows:

The Corporation Trust Company

1209 Orange St.

Wilmington, New Castle County, Delaware 19801

Article III
PURPOSES AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the DGCL may have under the laws of the State of Delaware as in effect from time to time.

Article IV
CAPITAL STOCK

4.01         Designation and Amount. The aggregate number of shares which the Corporation shall have authority to issue is 60,000,000, consisting of (i) 50,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”); and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The aggregate number of shares which the Corporation shall have authority to issue pursuant to this Section 4.01 (as well as the allocation between Common Stock and Preferred Stock) may be amended, altered, changed, increased, or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock.

4.02         Common Stock.

(a)           Rights of the Common Stock. Subject to the rights of any shares of Preferred Stock as set forth in a Certificate of Designations (as defined below), the board of directors of the Corporation (the “Board”) may declare and pay dividends on the Common Stock out of the funds legally available therefor at such times and in such amounts as the Board may determine in its sole discretion. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and subject to the rights of any shares of Preferred Stock as set forth in a Certificate of Designations, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each such holder.

(b)           Voting Rights. Except as otherwise provided by applicable law, this Amended and Restated Certificate of Incorporation (this “Certificate”), or any Certificate of Designations, all of the voting power of the Corporation shall be vested in the holders of Common Stock, and each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on all matters to be voted upon by the stockholders. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation (the “Bylaws”) so provide.

4.03         Preferred Stock. The Board is expressly authorized to provide by resolution for the issuance from time to time and at any time shares of Preferred Stock in one or more series by filing a certificate (each, a “Certificate of Designations”) pursuant to the DGCL setting forth such resolution, to establish by resolution from time to time the number of shares to be included in each such series, and to fix by resolution the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the designation of the series, which may be by distinguishing number, letter or title;

(b)           the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Certificate of Designations) increase or decrease (but not below the number of shares thereof then outstanding), subject to the provisions of Section 4.01 of this Certificate;

(c)           the amounts, dates, and rates at which dividends, if any, shall be payable, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)           the redemption rights and price or prices, if any, for shares of the series;

(e)           the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(f)            the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

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(g)           whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other corporation and, if so, the specification of such other class or series or such other security, the conversion or exchange price or rate, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(h)           the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(i)            any other rights, powers, and preferences of such shares as are permitted by law.

Article V
INCORPORATOR

The name and mailing address of the incorporator is as follows:

Mollie Hale Carter

Sunflower Reincorporation Sub, Inc.

3025 Cortland Circle

Salina, Kansas 67401

Article VI
BOARD OF DIRECTORS

6.01         Composition. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall consist of not less than one director nor more than fifteen (15) directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of the majority of the Board.

6.02         Classes of Directors. The Board shall be divided into three (3) classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the Board. Each director shall serve for a term ending on the date of the third (3rd) annual meeting of stockholders next following the annual meeting at which such director was elected; provided, that directors initially designated as Class I directors shall serve for a term ending on the date of the 2018 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2019 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2020 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, or removal. In the event of any change in the number of directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event shall a decrease in the number of directors shorten the term of any incumbent director. A quorum of the Board shall consist of two-thirds (2/3) of the Board and, except as otherwise expressly required by law, by the Stockholders’ Agreement, by the Bylaws or by this Certificate, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

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6.03         No Cumulative Voting. There shall be no cumulative voting in the election of directors. Unless and except to the extent that the Bylaws shall otherwise require, the election of directors of the Corporation need not be by written ballot.

6.04         Vacancies. If, as a result of death, disability, retirement, resignation, removal, or otherwise, there shall exist any vacancy on the Board, a replacement director shall be appointed in accordance with applicable law and the Bylaws.

6.05         Removal. No director may be removed from office by the stockholders except as provided by applicable law or the Bylaws.

Article VII
LIMITATION OF LIABILITY AND INDEMNIFICATION

7.01          Limitation of Director Liability. The liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated or limited to the fullest extent permitted by applicable law. Without limiting the effect of the preceding sentence, if applicable law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of the director shall be eliminated or limited to the fullest extent permitted by applicable law, as so amended.

7.02          Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as the same exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The right of indemnification granted by this Article VII shall also include the right to be paid by the Corporation the expenses incurred in connection with any such Proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board, except in the case of a Proceeding initiated by any such person to enforce the right to indemnification granted by this Article VII. The right of indemnification granted by this Article VII shall be a contract right and shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

7.03          Repeal or Modification. Any repeal or modification of this Article VII shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of this Corporation existing at, or arising out of any facts, incidents, acts or omissions occurring prior to, the effective date of such repeal or modification (regardless of when any Proceeding (or part thereof) relating to such facts, incidents, acts or omissions arises or is first threatened, commenced or completed).

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Article VIII
CORPORATE OPPORTUNITIES

(a)            Subject to this Article VIII, each of the Specified Stockholders (as defined in the Stockholders’ Agreement, dated as of June 19, 2017, as may be amended from time to time, by and among the Corporation and the stockholders named therein (the “Stockholders’ Agreement)) and their respective affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and the Corporation, any subsidiary thereof, the directors, the directors of any subsidiary of the Corporation and the other stockholders shall have no rights by virtue of this Certificate in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any subsidiary thereof, shall not be deemed wrongful or improper.

(b)           To the fullest extent permitted by applicable law or regulation, none of the Specified Stockholders or any of their respective directors, principals, officers, members, stockholders, limited or general partners, employees and/or other representatives (in the case of each Specified Stockholder, its “Specified Stockholder Persons”) and its or their affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (as defined in the Stockholders’ Agreement) (in such person’s capacity as an employee or officer of the Specified Stockholder), shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and each Specified Stockholder, Specified Stockholder Person or any of its or their affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder), respectively, shall have the right to take for its own account (individually or as a partner, stockholder, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c)            To the fullest extent permitted by applicable law or regulation, no act or omission by any Specified Stockholder, any Specified Stockholder Person or its or their Affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder Person) in accordance with this Article VIII shall be considered contrary to (i) any fiduciary duty that such Specified Stockholder, Specified Stockholder Person or its or their affiliates or, if applicable, such Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder) may owe to the Corporation, its subsidiaries or any of its or their affiliates or to any stockholder or by reason of such Specified Stockholder, Specified Stockholder Person or its or their affiliates or, if applicable, such Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder) being a stockholder, or (ii) any fiduciary duty of any director of the Corporation, its subsidiaries or any of its or their affiliates who is also a director, officer or employee of any Specified Stockholder, any Specified Stockholder Person or its or their affiliates to the Corporation, subsidiaries or any of its or their affiliates, or to any stockholder thereof. Any Person purchasing or otherwise acquiring any shares of capital stock of the Corporation, its subsidiaries or any of its or their affiliates, or any interest therein, at any time after the date hereof shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

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(d)           The Corporation shall cause the governing documents of the Corporation and any of its subsidiaries to have provisions that are consistent with this Article VIII.

Article IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

Except as otherwise expressly provided in this Certificate, any provision contained in this Certificate may be amended, altered, changed or repealed in accordance with the DGCL. Notwithstanding the foregoing, and except as otherwise expressly provided in this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with Article VI, VII, VIII, IX or X.

Article X
AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, subject to the next sentence, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws, except as would be inconsistent with applicable law or the Bylaws. Except as otherwise expressly set forth in the Bylaws, the Bylaws may be amended, altered, changed, or repealed, and new bylaws adopted, by the Board without the consent of the stockholders; provided, however, the stockholders shall also have the power to adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 ⅔%) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, except to the extent the Bylaws require approval by a higher percentage.

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